                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                         June 19, 1998 (June 11, 1998)



                              Amtech Corporation
                              ------------------
            (Exact name of registrant as specified in its charter)


      Texas                          0-17995                     75-2216818
      -----                          -------                     ----------
(State or other                 (Commission File                (IRS Employer
 Jurisdiction of                     Number)                  Identification No.
 Incorporation)



                             19111 Dallas Parkway
                      Suite 300, Dallas, Texas 75287-3106
                      -----------------------------------
             (Address of principal executive offices)  (Zip code)



               Company's telephone number, including area code:
                                (972) 733-6600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 11, 1998, Amtech Corporation (the "Company"), a leading provider of electronic access control and security management systems, services and products, completed the previously announced sale (the "Sale") of its Transportation Systems Group to UNOVA, Inc. ("UNOVA"). The Sale consisted of the sale of all of the issued and outstanding capital stock of three of the Company's wholly-owned subsidiaries, Amtech Systems Corporation, Amtech World Corporation (excluding its direct subsidiary, CardKey Sicherssysteme GmbH) and AMGT Corporation, and substantially all of the assets of another wholly-owned subsidiary of the Company, Amtech International S.A. The purchase price was determined using a net book value formula plus a premium. The value of the transaction, based on estimated May 31, 1998 balance sheet amounts is approximately $31 million and is subject to certain post-closing adjustments.

     As a result of the Sale, the Company received approximately $20 million in cash and 2,211,900 unregistered shares of its common stock that were previously purchased by UNOVA. Included in the Sale are the Company's manufacturing and technology facility in Albuquerque, New Mexico, its radio frequency identification technologies and other intellectual properties, the brand name Amtech(R), and all current operations associated with the Transportation Systems Group.

     Prior to the Sale, UNOVA owned 13 percent of the issued and outstanding common stock of the Company. Michael Keane, a Senior Vice President and Chief Financial Officer of UNOVA, is a director of the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (b) Pro Forma Financial Information

     Pro forma condensed consolidated balance sheet as of March 31, 1998 (unaudited)

     Pro forma condensed consolidated statement of operations for the year ended December 31, 1997 (unaudited)

     Pro forma condensed consolidated statement of operations for the three months ended March 31, 1998 (unaudited)

     Notes to pro forma condensed financial statements

     The pro forma condensed consolidated balance sheet at March 31, 1998 reflects the financial position of the Company after giving effect to the disposition of the assets discussed in Item 2 and assumes the disposition took place on March 31, 1998. The pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 assume that the disposition occurred on January 1, 1997.

     The following pro forma data are not necessarily indicative of the results of operations which would have been reported had the disposition taken place during those periods or which may be reported in the future. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's latest annual report on Form 10-K and quarterly report on Form 10-Q.

                              Amtech Corporation
                Pro Forma Condensed Consolidated Balance Sheet
                                March 31, 1998
                                  (Unaudited)

                                                           Pro Forma
                                        Historical        Adjustments          Pro Forma
                                        ----------      ---------------        ---------
                                                        (In thousands)
ASSETS
Cash and cash equivalents               $  17,482       $ 18,459 (1)(2)        $ 35,941
Accounts receivable, net                   30,901        (15,570)(2)             15,331
Inventories                                13,196         (7,504)(2)              5,692
Prepaid expenses                            1,006           (221)(2)                785
                                        ----------      -------------          ---------
Total current assets                       62,585         (4,836)                57,749

Property and equipment, net                12,563         (8,143)(2)              4,420
Intangible assets, net                      6,550             --                    6,550
Other assets                                5,777         (4,665)(2)              1,112
                                        ----------      -------------          ---------
                                        $  87,475       $(17,644)              $ 69,831
                                        ==========      =============          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                        $  7,220        $ (3,165)(2)           $  4,055
Accrued expenses                          14,034          (8,680)(2)              5,354
Deferred income                            1,888              --                  1,888
                                        ----------      -------------          ---------
Total current liabilities                 23,142         (11,845)                11,297


Preferred stock                              --               --                     --
Common stock                                171               --                    171
Additional paid-in capital               86,322               --                 86,322
Treasury stock, at cost                    (393)         (10,921)(1)            (11,314)
Accumulated deficit                     (21,767)           5,122 (1)(2)         (16,645)
                                        ----------      -------------          ---------
Total stockholders' equity               64,333           (5,799)                58,534
                                        ----------      -------------          ---------
                                        $87,475         $(17,644)              $ 69,831
                                        ==========      =============          =========


See accompanying notes to Pro Forma Condensed Financial Statements.

                              Amtech Corporation
           Pro Forma Condensed Consolidated Statement of Operations
                     For the Year Ended December 31, 1997
                                  (Unaudited)

                                                                         Pro Forma
                                                Historical              Adjustments           Pro Forma
                                                ----------              -----------           ---------
                                                           (In thousands, except per share data)
Sales                                          $ 117,706               $(50,745)(3)           $ 66,961

Operating costs and expenses:
       Cost of sales                              80,557                (40,206)(3)             40,351
       Research and development                   11,332                 (6,869)(3)              4,463
       Marketing, general and administrative      41,615                (12,539)(3)             29,076
                                                ----------              -----------           ---------
                                                 133,504                (59,614)                73,890
                                                ----------              -----------           ---------
Operating loss                                   (15,798)                 8,869                 (6,929)

Investment income                                  1,133                   (498)(3)                635

Interest expense                                     (65)                    --                    (65)
                                                ----------              -----------           ---------

Loss before income taxes                         (14,730)                 8,371                 (6,359)

Provision for income taxes                         2,887                     17 (3)              2,904
                                                ----------              -----------           ---------
Net loss                                        $(17,617)              $  8,354               $ (9,263)
                                                ==========              ===========           =========

Basic and diluted loss per share                $  (1.17)                                     $  (0.61)
                                                ==========                                    =========
Shares used in computing basic and
     diluted loss per share                       15,081                                        15,081
                                                ==========                                    =========

See accompanying notes to Pro Forma Condensed Financial Statements.

                              Amtech Corporation
           Pro Forma Condensed Consolidated Statement of Operations
                   For the Three Months Ended March 31, 1998
                                  (Unaudited)


                                                                Pro Forma
                                            Historical         Adjustments        Pro Forma
                                            ----------         -----------        ---------
                                                (In thousands, except per share data)
Sales                                       $   31,005         $   (15,234) (4)   $  15,771

Operating costs and expenses:
       Cost of sales                            18,171              (9,454) (4)       8,717
       Research and development                  2,250              (1,444) (4)         806
       Marketing, general and administrative    10,406              (3,082) (4)       7,324
                                            ----------         -----------        ---------
                                                30,827             (13,980)          16,847
                                            ----------         -----------        ---------
Operating income (loss)                            178              (1,254)          (1,076)

Investment income                                  262                 (70) (4)         192
                                            ----------         -----------        ---------
Income (loss) before income taxes                  440              (1,324)            (884)

Provision for income taxes                          81                  (6) (4)          75
                                            ----------         -----------        ---------
Net income (loss)                           $      359         $    (1,318)       $    (959)
                                            ==========         ===========        =========
Basic and diluted earnings (loss)           $     0.02                            $   (0.06)
   per share                                ==========                            =========

Shares used in computing earnings (loss) per share:

       Basic                                    16,949                               16,949
                                            ==========                            =========
       Diluted                                  16,951                               16,951
                                            ==========                            =========

See accompanying notes to Pro Forma Condensed Financial Statements.

                              Amtech Corporation
               Notes to Pro Forma Condensed Financial Statements


     (1) To reflect estimated proceeds of $20.0 million cash and 2,211,900 shares of the Company's common stock valued at $10.9 million, subject to certain post-closing adjustments, relative to the sale of its Transportation Systems Group ("TSG") as discussed in Item 2. This transaction will be recorded in the Company's second quarter and is not reflected in the pro forma statements of operations.

     (2) To reflect the elimination of the assets and liabilities from the sale of the TSG as discussed in Item 2.

     (3) To eliminate the operating results of the TSG for the year ended December 31, 1997.

     (4) To eliminate the operating results of the TSG for the three months ended March 31, 1998.

     (c)  Exhibits

     2.1 Purchase and Sale Agreement, dated June 11, 1998, by and among UNOVA, Inc., Intermec Technologies Corporation, Intermec Technologies S.A., Amtech Corporation and Amtech International S.A. (including exhibits A-1, A-2, C, D, E, G and J but excluding exhibits F and I and the schedules).

     99.1 Press Release issued by the Company on June 11, 1998 relating to the Sale.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  June 19, 1998      AMTECH CORPORATION



                                By: /s/Steve M. York
                                    ----------------
                                    Steve M. York
                                    Senior Vice President, Chief Financial
                                    Officer, and Treasurer
                                    (Principal Financial Officer and
                                    Duly Authorized Officer)

                               INDEX TO EXHIBITS
                               -----------------

 Exhibit
 Number                           Description
 -------                          -----------

     2.1 Purchase and Sale Agreement, dated June 11, 1998, by and among UNOVA, Inc., Intermec Technologies Corporation, Intermec Technologies S.A., Amtech Corporation and Amtech International S.A. (including exhibits A-1, A-2, C, D, E, G and J but excluding exhibits F and I and the schedules).

    99.1 Press Release issued by the Registrant on June 11, 1998 relating to the Sale.